UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2005

Date of Report (Date of earliest event reported)

VYYO INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30189	94-3241270
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4015 Miranda Avenue, First Floor

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 319-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective November 1, 2005, Vyyo Inc. (the “Company”) named Avner Kol as the Chief Operating Officer of Xtend Networks Inc. (“Xtend”), a subsidiary of the Company. Mr. Kol, 53, has served as Xtend’s general manager of T1 products since January 2005, as general manager of Vyyo Ltd., a subsidiary of the Company, from April 2001 to January 2005 and as the Company’s vice president of human resources from January 2000 to February 2004.

Mr. Kol’s offer letter provides that he will receive an annual salary of US $250,000 and will be eligible for the Company’s standard benefit package, including 20 days of paid time off. Beginning February 1, 2006 and during each year that Mr. Kol remains an employee, he, his spouse and his dependent children are entitled to one round trip coach class air ticket to Israel at the Company’s expense. Upon Mr. Kol’s termination for any reason, he may be entitled to receive the reasonable cost of moving expenses from Atlanta, Georgia to Israel up to US $12,000. In addition, if Mr. Kol is terminated without cause, he will be entitled to a severance payment equal to the sum of (a) three months salary (without bonus); and (b) one month salary for every 12-month period of employment, not to exceed six months salary.

Effective October 31, 2005, William Keating resigned as Chief Executive Officer of Xtend. Mr. Keating will continue to work in a consulting capacity with Xtend, with a focus on key customers in the cable industry. Davidi Gilo, the Company’s Chairman and Chief Executive Officer, will assume the role of acting Chief Executive Officer of Xtend.

In accordance with the terms of a Separation Agreement and Release, Mr. Keating will receive a total lump-sum payment of US $75,000, less applicable tax withholdings. In addition, 25% of the total outstanding stock options held by Mr. Keating (175,000 stock options) will immediately vest (the “Vested Options”). All remaining outstanding stock options held by Mr. Keating will be forfeited.

Beginning November 1, 2005 and continuing until February 28, 2006 (the “Consulting Period”), Mr. Keating will provide consulting services to the Company. In consideration of these services, Mr. Keating will receive US $25,000 payable in eight equal semi-monthly installments and US $3,160 for the cost of health insurance premiums for the Consulting Period, each subject to applicable tax withholdings. In addition, Mr. Keating will be eligible to receive a bonus of US $100,000 subject to successful completion of certain milestones to be agreed to in writing by the Company and Mr. Keating. In accordance with the terms of Mr. Keating’s stock option agreement, Mr. Keating may exercise his Vested Options no later than 90 days after the last day of the Consulting Period.

Item 1.02. Termination of a Material Definitive Agreement.

As a result of Mr. Keating’s resignation, his At Will Employment Agreement, dated November 1, 2004 as later amended on December 23, 2004, was terminated as of October 31, 2005. The severance provisions in Mr. Keating’s At Will Employment Agreement were replaced in their entirety by the provisions of the Separation Agreement and Release described above in Item 1.01, which is incorporated herein by reference.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) The information set forth above under Item 1.01 and Item 1.02 with respect to Mr. Keating is incorporated herein by reference.

Item 5.02(c) The information set forth above under Item 1.01 with respect to Mr. Kol is incorporated herein by reference.

A copy of the Company’s press release announcing the changes to the Company’s management is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Vyyo Inc., dated November 4, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: November 4, 2005	By:	/s/ Arik Levi
Arik Levi
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Vyyo Inc., dated November 4, 2005.

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